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                                                                    Exhibit 99.2

Palm, Inc.'s Solutions Group Agrees to Acquire ThinAirApps, Inc.

    Move to Give Palm Ownership of Server-based Messaging Platform, Complete
     End-to-end Solution for the Enterprise Customer, and Position Group For
                     Long-term Leadership in Wireless Arena

    SANTA CLARA, Calif. and NEW YORK, Dec. 12 /PRNewswire/ -- Palm, Inc. (Nasdaq: PALM) and ThinAirApps, Inc. today announced that they have signed a definitive agreement for Palm to acquire ThinAirApps, a privately held, New York-based developer of software and applications enabling secure wireless access to corporate email and other critical enterprise data. The acquisition, which is valued at 19 million dollars and will be paid for with Palm common stock, is expected to close by the end of the calendar year.

     This move marks a commitment by Palm's Solutions Group to offer enterprise customers a secure, server-based messaging platform and lays the foundation for future strategic relationships with enterprise application providers. Palm's Solutions Group has had a long-standing relationship with ThinAirApps and is an active licensee of its products. ThinAirApps groupware technology currently allows Palm employees in the United States to access various Microsoft Outlook functions on their wireless Palm(TM) VII handhelds, including calendar, email, contacts, tasks and notes, and is central to Palm's own behind-the-firewall email solution for employees and customers. In addition, Palm has been working with ThinAirApps over the last year on the development of server technologies for Palm's next-generation, behind-the-firewall email and messaging solutions.

     The acquisition also is part of the company's plan to strengthen its existing enterprise skill set, and Palm expects most of ThinAirApps' employees to continue with Palm, including the engineering team.

     "Acquiring ThinAirApps is a lynchpin of our long-term enterprise and wireless strategies," said Todd Bradley, executive vice president and chief operating officer of Palm's Solutions Group. "This move, combined with our previous acquisition of Actual Software Corporation, will give us the server-side and client-side software needed to provide integrated, end-to-end messaging solutions for the enterprise customer in our next-generation wireless products, and, ultimately, to expand the benefits of wireless to ever broader markets."

     "This move by Palm's Solutions Group will give ThinAirApps access to an installed base of potentially millions of handheld users going wireless in the next phase of the handheld revolution," said Jon Oakes, chairman, president and chief executive officer of ThinAirApps. "With the addition of ThinAirApps technologies to Palm's own email client software, notification and push technologies, Palm will rise to the top of the short list for enterprises going mobile."

     Specifically, the acquisition will give the Solutions Group a number of key advantages:

     -- An end-to-end solution that includes device, server and client software to meet the primary needs of Palm's corporate customers;

     -- Software assets that enhance Palm's opportunities for recurring revenue and application licensing;

     -- Greater control and influence over the timing and future direction of next-generation enterprise email and messaging applications;

     -- Key intellectual property and engineering expertise to help strengthen Palm's existing relationships with enterprise-focused resellers, and middleware and application vendors; and

     --   Enterprise server-side software assets that make it easier for

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          corporations to standardize on the Palm platform.

     About ThinAirApps, Inc.

     A wireless software leader since their introduction of the industry's first multi-device behind-the-firewall wireless platform in 1999, ThinAirApps, Inc. has continued to lead the market with innovative wireless groupware and enterprise data access solutions. Identicon DB(TM), ThinAirApps' newest infrastructure product, enables rapid development of secure, wireless, rich-client applications capable of interacting with any standard relational database. ThinAir technology is in use at over 130 enterprises worldwide.

     NOTE: ThinAirApps is a Safeguard Scientifics (NYSE: SFE) partner company and is headquartered in New York City.

    About Palm, Inc.

     Palm, Inc. is a pioneer in the field of mobile and wireless Internet solutions and a leading provider of handheld computers, according to IDC (December 2000). Based on the Palm OS(R) platform, Palm's handheld solutions allow people to carry and access their most critical information wherever they go. Palm(TM) handhelds address the needs of individuals, enterprises and educational institutions through thousands of application solutions.

     The Palm OS platform is also the foundation for products from Palm's licensees and strategic partners, such as Acer, Franklin Covey, HandEra (formerly TRG), Handspring, IBM, Kyocera, Samsung, Sony and Symbol Technologies. Platform licensees also include AlphaSmart, Garmin and Nokia. The Palm Economy is a growing global community of industry-leading licensees, world-class OEM customers, and approximately 175,000 innovative developers and solution providers that have registered to develop solutions based on the Palm OS platform. Palm went public on March 2, 2000. Its stock is traded on the Nasdaq national market under the symbol PALM. More information is available at http://www.palm.com.


     Safe Harbor Statement

     This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the following: intentions and expectations regarding the proposed acquisition and the benefits and advantages of the proposed acquisition; expectations regarding the timing of the closing of the acquisition; intentions and expectations regarding enterprise customers, the enterprise market, strategic relationships with enterprise application providers and strengthening of Palm's enterprise skill set; intentions and expectations regarding Palm's enterprise and wireless strategies; expectations regarding the market for wireless products and services, wireless products and Palm's position in the wireless arena; expectations regarding ThinAirApps' employees; beliefs and expectations regarding Palm's and ThinAirApps' technologies, products, services and solutions; beliefs and expectations regarding the Palm Economy. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including the satisfaction of the conditions to the closing of the proposed acquisition, possible difficulties in integrating the employees of ThinAirApps into Palm, possible difficulties integrating ThinAirApps' technologies into Palm's products, services and solutions, possible fluctuations in the demand for Palm's products and services, possible fluctuations in economic conditions affecting the markets for Palm's products and services, possible defects in existing or future products or solutions, possible marketing or development delays in future products or solutions, Palm's ability to compete effectively with existing and new competitors in the enterprise market and the market for wireless products and services, possible difficulties relating to a recent leadership change at Palm and possible difficulties relating to the separation of Palm's businesses. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm's most recent filings with the Securities and Exchange Commission, including Palm's quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2001, as amended, and Palm's Registration Statement on Form S-4 filed on September 10, 2001, as amended. Palm undertakes

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no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

     NOTE: Palm OS is a registered trademark and Palm is a trademark of Palm, Inc. Other brands may be trademarks of their respective owners.

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SOURCE Palm, Inc.




Web site: http://www.palm.com
          -------------------

CONTACT: Media, Marlene Somsak, +1-408-878-2592, or
marlene.somsak@corp.palm.com, or Investors, Jimmy Johnson, +1-408-878-2771, or
----------------------------
jimmy.johnson@corp.palm.com, both of Palm, Inc.
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